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     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 1998
                                                     REGISTRATION NO. 333-52717
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
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                             AMENDMENT NO. 2
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
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                       UNITED STATES FILTER CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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
           DELAWARE                               3589                          33-266015
 (STATE OR OTHER JURISDICTION           (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)         IDENTIFICATION NO.)
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               40-004 COOK STREET, PALM DESERT, CALIFORNIA 92211
                                (760) 340-0098
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
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                              DAMIAN C. GEORGINO
       EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                       UNITED STATES FILTER CORPORATION
               40-004 COOK STREET, PALM DESERT, CALIFORNIA 92211
                                (760) 340-0098
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
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                                  COPIES TO:
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
     RODRIGO A. GUERRA, JR.               EDWARD A. CHRISTENSEN              DANIEL A. NEFF
        BRIAN J. MCCARTHY             CULLIGAN WATER TECHNOLOGIES, INC.       DAVID A. KATZ
      SKADDEN, ARPS, SLATE,               ONE CULLIGAN PARKWAY         WACHTELL, LIPTON, ROSEN & KATZ
       MEAGHER & FLOM LLP              NORTHBROOK, ILLINOIS 60062            51 WEST 52ND STREET
     300 SOUTH GRAND AVENUE                  (847) 205-6000               NEW YORK, NEW YORK 10019
LOS ANGELES, CALIFORNIA 90071-3144O                                             (212) 403-1000
         (213) 687-5000

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  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of the Registration Statement.
  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the
"Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(d)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
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                        CALCULATION OF REGISTRATION FEE
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                                                              AMOUNT OF
 TITLE OF EACH CLASS OF  PROPOSED MAXIMUM PROPOSED MAXIMUM    AGGREGATE
    SECURITIES TO BE       AMOUNT TO BE    OFFERING PRICE      OFFERING       REGISTRATION
       REGISTERED         REGISTERED(2)      PER SHARE         PRICE(3)          FEE(4)
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
Common stock, par value     51,683,682
 $.01 per share(1).....       shares       Not Applicable   $1,697,292,117      $500,702
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(1) This Registration Statement relates to common stock of United States
    Filter Corporation (the "Registrant") to be issued to holders of common stock, par value $0.01 per share, of Culligan Water Technologies, Inc.
    ("Culligan") in connection with the merger (the "Merger") of Palm Water
    Acquisition Corp. ("Subcorp"), a wholly owned subsidiary of the
    Registrant, with and into Culligan, as described in the Agreement and Plan of Merger among the Registrant, Subcorp and Culligan, dated as of February
    9, 1998 (the "Merger Agreement"), attached as Annex A to the Joint Proxy
    Statement/Prospectus forming a part of this Registration Statement.
(2) The number of shares to be registered is based upon 27,564,630 being the number of shares of Culligan Common Stock expected to be acquired in the transaction (such number being the number of shares outstanding as of
    April 24, 1998 plus all shares issuable upon the exercise of all outstanding options to acquire Culligan Common Stock) multiplied by the highest possible exchange ratio under the terms of the Merger Agreement of
    1.875 shares of the common stock, par value $0.01 per share ("U.S. Filter
    Common Stock"), of the Registrant for each share of Culligan Common Stock.
(3) Pursuant to Rule 457(f)(1) of the Securities Act, this amount represents the maximum aggregate offering price which would be computed by using the average of the high and low prices of U.S. Filter Common Stock reported by the New York Stock Exchange on May 12, 1998. This amount is estimated solely for the purpose of calculating the Registration Fee.
(4) Previously paid.
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  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL
BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES EXCHANGE COMMISSION, ACTING
PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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